Filed pursuant to Rule 424(b)(4)

Registration Statement No. 333-287404

PROSPECTUS

16,000,000 Units, each consisting of one Class A Ordinary Share, or, in lieu thereof, a Pre-Funded Warrant, one Series A Warrant to purchase one Class A Ordinary Share, and one Series B Warrant to purchase one Class A Ordinary Share

16,000,000 Class A Ordinary Shares included in the Units

Up to 16,000,000 Pre-Funded Warrants

16,000,000 Series A Warrants to Purchase Class A Ordinary Shares

16,000,000 Series B Warrants to Purchase Class A Ordinary Shares

Up to 32,000,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants and the Series A

Warrants to Purchase Class A Ordinary Shares

Up to 75,000,000 Class A Ordinary Shares Issuable upon Exercise of the Series B

Warrants to Purchase Class A Ordinary Shares at a Zero Exercise Price

Chanson International Holding

Chanson International Holding (the “Company,” “we” or “us”) is offering on a best-efforts basis 16,000,000 units (the “Units”), consisting of one Class A Ordinary Share, par value $0.001 per share (the “Class A Ordinary Shares”), or, in lieu thereof, a pre-funded warrant (each, a “Pre-Funded Warrant”); one series A warrant to purchase one Class A Ordinary Share (each, a “Series A Warrant”); and one series B warrant to purchase one Class A Ordinary Share (each, a “Series B Warrant”). We are offering the Units at the assumed initial public offering price of $0.50 per Unit (the “Offering”). We are also registering up to 107,000,000 Class A Ordinary Shares underlying the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants. Each of the Series A Warrants and the Series B Warrants will have an exercise price of $0.525 per Class A Ordinary Share and will be exercisable beginning on the date of the issuance date and ending on the two and half anniversary of the issuance date.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares or the Pre-Funded Warrants in lieu thereof can each be purchased in this offering only with the accompanying the Series A Warrants and the Series B Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

We are also offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase a Pre-Funded Warrants each in lieu of one Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The purchase price of each Pre-Funded Warrant will be equal to the price per share minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

If and only if at the time of any exercise of the Series A Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Series A Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares determined according to the formula set forth in the Series A Warrants. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series A Warrants is 16,000,000.

If and only if at the time of any exercise of the Series B Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Series B Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares determined according to the formula set forth in the Series B Warrants. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series B Warrants is 16,000,000. A holder of the Series B Warrants may also effect an exercise at a zero exercise price (the “zero exercise price option”) at any time while the Series B Warrants are outstanding. Under the zero exercise price option, the holder of the Series B Warrants, has the right to receive the number of Class A Ordinary Shares as set forth in the applicable Series B Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. We do not expect to receive any proceeds from the zero exercise price option of the Series B Warrants because it is highly unlikely that a holder of the Series B Warrants would elect to exercise the Series B Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Series B Warrants (including the zero exercise price option) shall not exceed 75,000,000. As such, holders of the Series B Warrants may elect to be issued up to 75,000,000 Class A Ordinary Shares upon the zero exercise price option.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “CHSN.” The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on June 12, 2025 was $0.55 per Class A Ordinary Share. There is no established public trading market for the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants, and we do not intend to list the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will be limited. We are also registering the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants and anticipate that such Class A Ordinary Shares will trade on The Nasdaq Capital Market.

We have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this offering (the “placement agent”). The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. See “Risk Factors” on page 18 of this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 48 of this prospectus for more information regarding these arrangements.

We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur on or about June 16, 2025. The public offering price per Unit (consisting of one Class A Ordinary Share (or a Pre-Funded Warrant in lieu thereof), one Series A Warrant and one Series B Warrants) will be fixed for the duration of this offering.

We may sell fewer than all securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. We have not established an escrow account in conjunction with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus.

We are a holding company incorporated under the laws of the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the U.S. and the VIEs in China. For accounting purposes, we control and receive the economic benefits of the VIEs through certain contractual arrangements (the “VIE Agreements”), which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. Our securities offered in this offering are securities of Chanson International, the offshore holding company in the Cayman Islands, instead of securities of our subsidiary or the VIEs in China. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The United Family Group” and “Corporate History and Structure.” As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs.

Because we do not directly hold equity interests in the VIEs, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Guangzhou) (“Dacheng”), we are not subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), under the Cybersecurity Review Measures that became effective on February 15, 2022, since we are not critical information infrastructure operator (“CIIO”) or online platform operator, and we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to network data security review by the CAC, since we currently do not conduct network data processing activities that affect or may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. As advised by Dacheng, we are required to complete necessary filing procedures pursuant to the Trial Measures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Notwithstanding the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. stock exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman LLP (“Friedman”), which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia CPAs LLP (“Marcum Asia”), which is a subsidiary of Marcum LLP, had been inspected by the PCAOB on a regular basis in the audit periods, and our new auditor Assentsure PAC (“Assentsure”) since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and is inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary—Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences.”

The cash transfers and transfers of other assets that occurred among our Company, our subsidiaries, and the VIEs included the following intercompany borrowings, raw material transfers, and product transfers: (i) during the fiscal year ended December 31, 2024, Xinjiang United Family received raw materials from the VIEs in the approximate amount of $4,197,240, and transferred cash (as working capital), raw materials and products to the VIEs in the approximate amount of $661,983, $1,603,664, and $2,983,019, respectively; and (ii) during the fiscal year ended December 31, 2023, Xinjiang United Family received from the VIEs cash and raw materials in the approximate amount of $1,542,178 and $1,400,536, respectively, and transferred to the VIEs raw materials and products in the approximate amount of $1,845,098 and $3,413,933, respectively. For more detailed discussion of how cash and other assets are transferred among our Company, our subsidiaries, and the VIEs, see “Prospectus Summary—Asset Transfers Between Our Company, Our Subsidiaries, and the VIEs,” “Prospectus Summary—Selected Condensed Consolidating Financial Schedule of Chanson International and Its Subsidiaries and the VIEs,” and our audited consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022 as incorporated by reference into this prospectus. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, as of the date of this prospectus, we do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 13 of this prospectus for more information.

Following the completion of this offering, not taking into account any Class A Ordinary Shares that are issuable upon the Series A Warrants or the Series B Warrants, our chairman of the board of directors and chief executive officer, Mr. Gang Li, will hold approximately 89.1% of the aggregate voting power of our issued and outstanding ordinary shares and will be able to determine all matters requiring approval by our shareholders. As such, we will continue to be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules.

	Per Share and Accompanying Series A Warrant and Series B Warrant	Per Pre-Funded Warrant and Accompanying Series A Warrant and Series B Warrant	Total
Public offering price	$0.50	$0.4999	$8,000,000
Placement agent commissions (1)	$0.0375	$0.0375	$600,000
Proceeds, before expenses, to us (2)	$0.4625	$0.4624	$7,400,000

(1)	We have agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds raised in this offering together with a 1% non-accountable expense allowance. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including reimbursement for legal fees and other out-of-pocket fees, costs and expenses in the amount of up to $150,000. For more information about the compensation to be received by the placement agent, see “Plan of Distribution.”

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Series A Warrants or the Series B Warrants.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Univest Securities, LLC

Prospectus dated June 13, 2025

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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About this Prospectus

Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof), the Series A Warrants and the Series B Warrants offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof), the Series A Warrants or the Series B Warrants is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the placement agent have taken any action to permit this offering of the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof), the Series A Warrants and the Series B Warrants outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof), the Series A Warrants and the Series B Warrants.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Chanson 23rd Street” are to Chanson 23rd Street LLC, a New York limited liability company, which is wholly owned by Chanson NY (as defined below);

●	“Chanson 3rd Ave” are to Chanson 1293 3rd Ave LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Broadway” are to Chanson 2040 Broadway LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Greenwich” are to Chanson 355 Greenwich LLC, a New York limited liability company, which was wholly owned by Chanson NY and dissolved on August 28, 2024;

●	“Chanson International,” “we,” “us,” “our Company,” or the “Company” are to Chanson International Holding, an exempted company with limited liability incorporated and registered under the laws of Cayman Islands;

●	“Chanson NY” are to George Chanson (NY) Corp., a New York corporation, which is wholly owned by Xinjiang United Family (as defined below);

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Chanson International, par value $0.001 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Chanson International, par value $0.001 per share;

●	“Deen Global” are to our wholly owned subsidiary, Deen Global Limited, a British Virgin Islands company;

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●	“Jenyd” are to Deen Global’s wholly owned subsidiary, Jenyd Holdings Limited, a Hong Kong corporation;

●	“ordinary shares” or “Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“the operating entities” are to Xinjiang United Family and its branch offices, the VIEs, and the U.S. Stores (as defined below);

●	the “PRC Stores” are to a bakery chain consisting of 55 stores in business operated by Xinjiang United Family and the VIEs under our “George ChansonTM” brand in Xinjiang;

●	the “U.S. Stores” are to Chanson 23rd Street, Chanson Broadway and Chanson 3rd Ave;

●	the “September 2024 Offering” means the follow-on public offering of the Company closed on September 17, 2024 pursuant to which the Company sold (i) 8,980,251 Class A Ordinary Shares, and (ii) 8,980,251 common warrants to purchase 8,980,251 Class A Ordinary Shares, at an exercise price of $0.972 per shares, at a combined public offering price of $0.81 per share and accompanying common warrant;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“VIE” are to variable interest entity;

●	“Xinjiang” are to the Xinjiang Uygur Autonomous Region of the PRC; and

●	“Xinjiang United Family” or “our PRC subsidiary” are to Xinjiang United Family Trading Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Jenyd.

The functional currency of Xinjiang United Family, our wholly owned indirect subsidiary in the PRC, and the VIEs, is Renminbi (“RMB”), the currency of China, and the functional currency of the U.S. Stores is U.S. dollars. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on exchange rates of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

TRADEMARKS

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks, and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Our Corporate Structure

Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As of the date of this prospectus, as a holding company with no material operations of our own, we conduct our business through:

(i)	an association between Xinjiang United Family and the VIEs known as the “United Family Group” or “UFG”: 53 of the entities that comprise UFG (each a “UFG Entity” and, collectively, the “UFG Entities”) are owned independently by the chairman of our board of directors (“the Chairman”), Mr. Gang Li, and two of the entities are owned independently by Ms. Hui Wang, the Marketing Director of Xinjiang United Family. Mr. Gang Li and Ms. Hui Wang are referred herein individually as a “UFG Operator” and collectively as the “UFG Operators.” For accounting purposes, we control and receive the economic benefits of the UFG Entities through the VIE Agreements, which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. For more details on the United Family Group, please see “—The United Family Group.” Our Class A Ordinary Shares are shares of Chanson International, the offshore holding company in the Cayman Islands, instead of shares of Xinjiang United Family or the UFG Entities. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. As a result of our use of the VIE structure, investors may never directly hold equity interests in the UFG Entities;

(ii)	Xinjiang United Family and its three branches; and

(iii)	Chanson 23rd Street, Chanson 3rd Ave and Chanson Broadway.

The following diagram illustrates our corporate structure as of the date of this prospectus, without taking into account the effect of this offering:

Danton Global Limited(1)
British Virgin Islands, 2019
Haily Global Limited(2)
British Virgin Islands, 2019
Public Shareholders
93.80%
0.09%
6.11%
Chanson International Holding
Cayman Islands, 2019
100%
Deen Global Limited
British Virgin Islands, 2019
100%
Outside the PRC
Inside the PRC
Jenyd Holdings Limited
Hong Kong, 2019
100%
Xinjiang United Family Trading Co., Ltd.
PRC, 2009
Contractual Arrangements
Contractual Arrangements
50 UFG Entities owned by Gang Li
Two UFG Entities owned by Hui Wang
100%
George Chanson (NY) Corp.
New York, 2015
100%
100%
100%
100%
Chanson Management LLC
Delaware, 2021
Chanson 23rd Street LLC
New York, 2015
Chanson 1293 3rd Ave LLC
New York, 2021
Chanson 2040 Broadway LLC
New York, 2022

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 2,700,000 Class A Ordinary Shares and 5,670,000 Class B Ordinary Shares beneficially owned by Gang Li, the 100% owner of Danton Global Limited, as of the date of this prospectus.

(2)	Represents 270,000 Class A Ordinary Shares beneficially owned by Jihong Cai, the 100% owner of Haily Global Limited, as of the date of this prospectus.

The following is a complete list of the stores of Xinjiang United Family and UFG as of the date of this prospectus, together with their recognized commercial name and relationship to Xinjiang United Family.

	Legal Name of Entity	Commercial Name	Nature of Entity
1	Urumqi Midong District George Chanson Bakery	Midong	Part of UFG – owned 100% by Mr. Gang Li and operated under VIE agreements among Mr. Gang Li, this entity, and Xinjiang United Family
2	Shayibake District Yining Rd. George Chanson Bakery	Dehui Wanda	Same as above
3	Changji George Chanson Bakery	Changji Huijia	Same as above
4	Tianshan District Xinhua North Rd. George Chanson Bakery	Hongshan	Same as above
5	Tianshan District Xinmin Rd. George Chanson Bakery	Beimen	Same as above
6	Tianshan District Minzhu Rd. George Chanson Bakery	Minzhu	Same as above
7	Tianshan District Jianquan No.3 Rd. George Chanson Bakery	Riyue Xingguang	Same as above
8	Tianshan District Jiefang North Rd. George Chanson Bakery	Wanyancheng	Same as above
9	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Huarun Wanjia	Same as above
10	Xinshi District Changchun South Rd. George Chanson Bakery	Changchun Road	Same as above
11	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Huijia Third Floor	Same as above
12	Xinshi District Suzhou East Rd. Chanson Bakery	Baishang	Same as above
13	Xinshi District South No.3 Rd. Chanson Bakery	Railway Bureau	Same as above
14	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Economics Development Wanda	Same as above
15	Shayibake District Youhao South Rd. Chanson Bakery	Hongshan Lifestyle Store	Same as above
16	Shuimogou District South Nanhu Rd. George Chanson Bakery	Nanhu	Same as above
17	Xinshi District Hebei East Rd. George Chanson Bakery	Hebei Road Huarun	Same as above
18	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	Degang Wanda	Same as above
19	Shayibake District Karamay West Rd. Chanson Bakery	Xinbei Yuanchun	Same as above
20	Shayibake District Qitai Rd. Hemeijia Chanson Bakery	Dehui Wangda Fourth Floor	Same as above

21	Tianshan District Qingnian Rd. Chanson Bakery	Qingnian Road Haojiaxiang	Same as above
22	Xinshi District Liyushan North Rd. Hemeijia Bakery	Vanke Jincheng Huafu	Same as above
23	Xinshi District Changchun North Rd. Chanson Bakery	Gaoxin Wanda	Same as above
24	Shayibake District Youhao North Road Chanson Coffee Bakery	Soul●Song Meimei No. 2	Same as above
25	Tianshan District Jiefang North Rd. Chanson Coffee Bakery	Soul●Song Wanyan Cheng	Same as above
26	Tianshan District Wenhua Rd. Chanson Coffee Bakery	Soul●Song Wenhua Road	Same as above
27	Tianshan District Minzhu Rd. Heimeijie Coffee and Food Store	Soul●Song Minzhu Road	Same as above
28	Tianshan District Cuiquan Rd. George Chanson Bakery	Vanke Tianshanli	Same as above
29	Tianshan District Cuiquan Rd. Coffee and Food Store	Soul●Song Vanke Tianshanli	Same as above
30	Xinshi District Changchun North Rd. Chanson Coffee and Food Store	Soul●Song Gaoxin Wanda	Same as above
31	Tianshan District Wenhua Rd. Chanson Coffee and Food Store	Soul●Song Mali Hospital	Same as above
32	Urumqi Economics and Technology Development District Toutunhe Chanson Coffee and Food Store	Soul●Song Aidi Dajiang	Same as above
33	Tianshan District Dongquan Rd. United Family Chanson Bakery	Shijie Guanjun No.1	Same as above
34	Tianshan District Dongquan Rd. United Family Bakery	Shijie Guanjun No.2	Same as above
35	Shuimogou District Wenquan North Rd. United Family Chanson Bakery	Shijie Gongyuan	Same as above

36	Xinshi District Changchun South Rd. United Family Bakery	Meiju Phase Three Store	Same as above
37	Xinshi District Changsha Rd. United Family Chanson Bakery	Zhongnan Shangyue Cheng store	Same as above
38	Xinshi District Yinbin Rd. United Family George Chanson Bakery	Laiyin Zhuangyuan Store	Same as above
39	Xinshi District Suzhou East Rd. United Family Chanson Bakery	Xinzhou City Garden Store	Same as above
40	Tianshan District Dawan South Rd. Hemeijia George Chanson Bakery	Tianshan Vanke	Same as above
41	Shuimogou District Fengxiang Street Hemeijia George Chanson Bakery	Zijin Hui	Same as above
42	Shuimogou District Fengxiang Street Hemeijia Song Coffee and Food Shop	Soul●Song Zijin Hui	Same as above
43	Xinshi District Siping Road Hemeijia George Chanson Bakery	Tongjia Peacock Mansion	Same as above
44	Shayibake District Karamay West Street George Chanson Bakery	Karamay West Street	Same as above
45	Shayibake District, Altay Road, Hemeijia George Chanson Bakery	Jiaheyuan	Same as above
46	Shayibake District, Yangtze River Road, Hemeijia Chanson Bakery	Yangtze River Road	Same as above
47	Xinshi District Hebei East Road George Chanson Hemeijia Bakery	Kangcheng Golf	Same as above
48	Tianshan District, Zhongqiao Second Alley, Meijia Song Coffee and Food Shop	Soul●Song Zhongqiao Second Alley	Same as above
49	Gaoxin District (Xinshi District) Kashi East Road Chanson Hemeijia Bakery	Wuyue Garden City	Same as above
50	Gaoxin District (Xinshi District) Kashi East Road Hemeijia Song Coffee and Food Shop	Soul●Song Wuyue Garden City	Same as above
51	Gaoxin District (Xinshi District) East Station Road Chanson Hemeijia Bakery	Dongzhan Road Four Seasons Flower City	Same as above
52	Urumqi Midong District Chanson Bakery	Midong Wuyue Plaza	Same as above
53	Gaoxin District (Xinshi District) Beijing North Road Chanson Meijia Bakery	Jiafengyuan	Same as above
54	Shuimogou District Hongguangshan Rd. Chanson Bakery	Wuyue Square	Part of UFG – owned 100% by Ms. Hui Wang and operated under agreements among Ms. Hui Wang, this entity, and Xinjiang United Family

55	Xinshi District Beijing South Rd. George Chanson Bakery	Xidan	Same as above
56	Xinjiang United Family Trading Co., Ltd. Tianshan District Chanson Bakery	Tianbai	A branch office of Xinjiang United Family
57	Xinjiang United Family Trading Co., Ltd. Chanson Bakery Urumqi Branch	Wenhua	A branch office of Xinjiang United Family
58	Xinjiang United Family Trading Co., Ltd. Urumqi Meimei Chanson Bakery	Meimei	A branch office of Xinjiang United Family
59	Xinjiang United Family Trading Co., Ltd. Coffee Bakery Branch	Meimei No.3	A branch office of Xinjiang United Family
60	Xinjiang United Family Trading Co., Ltd. Ruitai Chanson Bakery	Ruitai	A store operated by Xinjiang United Family, not a separate legal entity
61	Chanson 23rd Street LLC	Chanson 23rd Street	A wholly owned indirect subsidiary of Xinjiang United Family
62	Chanson 1293 3rd Ave LLC	Chanson 3rd Ave	Same as above.
63	Chanson 2040 Broadway LLC	Chanson Broadway	Same as above.

For ease of reference, unless it is necessary to the understanding of the context to differentiate, throughout this prospectus we will refer to all the above entities collectively as our “stores” and, to the extent we refer to a specific entity listed in the table above, we refer to such entity by its commercial name.

The United Family Group

Each UFG Entity was established as an individually-owned business and, for accounting purposes, Xinjiang United Family controls the UFG Entities through the VIE Agreements, which enables us to consolidate the financial results of the UFG Entities in our consolidated financial statements. The VIE Agreements are designed so that the operations of the VIEs are solely for the benefit of Xinjiang United Family and ultimately, the Company, as a result of our direct ownership in Xinjiang United family. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIEs for accounting purposes only and must consolidate the VIEs because it met the conditions under U.S. GAAP to consolidate the VIEs.

UFG’s revenue accounted for 62%, 54%, and 39% of our total revenue for the years ended December 31, 2024, 2023, and 2022, respectively. As of the date of this prospectus, UFG consists of 55 VIEs. Our Chairman, Mr. Gang Li, is the sole owner of 53 UFG Entities, and Ms. Hui Wang, the Marketing Director of Xinjiang United Family, is the sole owner of two UFG Entities.

For more information about VIEs and the VIE Agreements, see “Item 3. Key Information— The United Family Group” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Risks Associated with being based in the PRC

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review with the CAC under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to national security review by the relevant authorities, since we currently do not conduct network data processing activities that may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or the PRC operating entities’ ability to conduct business or our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiary and the VIEs engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, we are required to complete the filing procedures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference. Other than the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman, which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia, had been inspected by the PCAOB on a regular basis in the audit periods, and, Assentsure, our new auditor since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and will be inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the “Consolidated Appropriations Act” was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Permission Required from PRC Authorities

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Further, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to subsequent securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures state that any post-listing follow-on offering by an issuer in a same overseas market, including issuance of shares, convertible notes where it has previously offered and other similar listed securities, shall be subject to filing requirement with the CSRC within three business days after the completion of the offering.   If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Mergers & Acquisitions and Overseas Listings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

Based on the foregoing, as our registration statement on Form F-1 for our initial public offering (“IPO”) was declared effective on March 29, 2023 and we completed our IPO prior to September 30, 2023, we are not required to complete the filing procedures in relation to our IPO pursuant to the Trial Measures. We have made the filing with the CSRC on September 19, 2024 in relation to the September 2024 Offering since we are required to complete the filing procedures in relation to the offering within three working days after the completion of the offering pursuant to the Trial Measures. We are required to complete the filing procedures in relation to this offering within three working days after the completion of this offering pursuant to the Trial Measures.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, our subsidiaries, or the VIEs to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Other than the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission or approval from any PRC authorities for our subsidiaries or the VIEs’ operations and to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Business Overview

The PRC Stores and the U.S. Stores manufacture and sell a wide selection of bakery products, seasonal products (i.e. products sold during particular holiday seasons), and beverage products; some of these stores also offer eat-in services. The PRC Stores and the U.S. Stores currently focus their business in Xinjiang of the PRC and New York City, respectively. The PRC Stores and the U.S. Stores aim to make healthy, nutritious, and ready-to-eat food through advanced facilities and industry research and to create a comfortable, yet distinguishable store environment in which customers can enjoy their products.

The PRC Stores are a bakery chain consisting of 60 stores operated by Xinjiang United Family and the VIEs, under the “George●Chanson” brand in Xinjiang, and the U.S. Stores, which consist of three stores in the U.S., sell their products in New York City. Selling through directly-operated stores, instead of franchise stores, allows the operating entities to run their entire operation more efficiently and to exercise greater control over the quality of products and the presentation of their brand, and to better manage customer experience in the stores. The current customer base of the PRC Stores and the U.S. Stores consists of both individual and corporate customers. To expand their customer base, the PRC Stores and the U.S. Stores have developed a variety of marketing and sale strategies, such as increasing their presence on social media platforms, devising pricing and discounting programs, and improving customer in-store experience.

The PRC Stores manufacture the majority of bakery products in their central factory located in Urumqi, Xinjiang, prepare beverage products within the stores, and contract third-party manufacturers to produce seasonal products. The U.S. Stores bake bakery products, prepare breakfast, lunch and all-day brunch, bar food, and other light meals for eat in, and make beverage products all within the kitchen in the store. To ensure the quality and safety of their products, the PRC Stores and the U.S. Stores procure raw materials, including flour, eggs, and milk, from renowned suppliers with a record of consistently supplying high-quality raw materials over decades in the food industry. In addition, the PRC Stores and the U.S. Stores have implemented a rigorous quality control system covering their entire operation process and mandated internal training to improve their employees’ awareness and knowledge of food safety.

For the years ended December 31, 2024, 2023, and 2022, we had total revenue of $18,227,537, $17,252,662, and $13,272,075, respectively, and net income of $756,285, net income of $33,588, and net loss of $1,288,205, respectively. The PRC Stores accounted for 88.5%, 82.9%, and 71.6% of our total revenue for those fiscal years, respectively, and the U.S. Stores accounted for 11.5%, 17.1%, and 28.4%, respectively.

The PRC Stores primarily generate revenue through sale of bakery products, seasonal products, and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from sale of bakery products accounted for 91.6%, 87.6%, and 91.7%, of the PRC Stores’ revenue, respectively, revenue derived from sale of seasonal products accounted for 6.1%, 9.1%, and 7.3%, respectively, and revenue derived from sale of beverage products accounted for 2.3%, 3.3%, and 1.0%, respectively.

The U.S. Stores primarily generate revenue through offering eat-in services and sale of bakery products and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from offering eat-in services accounted for 14.5%, 27.0%, and 29.6% of the U.S. Stores’ revenue, respectively, revenue derived from sale of bakery products accounted for 24.3%, 15.1%, and 16.2%, respectively, and revenue derived from sale of beverage products accounted for 61.2%, 57.9%, and 54.2%, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	trendy brand reflecting healthy food concepts;

●	strict quality control;

●	advanced industry research and constant product innovation;

●	advantageous information management system;

●	well-developed distribution network in Xinjiang; and

●	experienced management and professional teams.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by pursuing the following strategies:

●	expand into new markets by opening new stores;

●	enhance in-store customer experience and customer services;

●	keep implementing healthy and nutritious diet principles in product development; and

●	increase brand awareness.

Inflation and Supply Chain Impacts

As of the date of this prospectus, the PRC Stores have not been materially impacted by inflation or supply chain disruptions as their raw material, electricity, and fuel prices and labor costs remain stable and the PRC Stores have been regularly introducing new products and adjusting the prices for their existing products.

Rising inflation, geopolitical conflicts, including the recent war in Ukraine, and the related supply chain disruptions have had a direct or indirect impact on the business and operations of the U.S. Stores.

The annual inflation rate in the U.S. was 2.9% in 2024, according to the Council of Economic Advisers. Increases in the inflation rate of prices of commodities that are inputs to the products and services of the U.S. Stores, such as agricultural and energy commodities, have led to higher raw material, fuel, freight, warehousing, and labor costs and operating expenses. If the disposable income of the customers of the U.S. Stores does not increase at a similar rate as inflation does, the U.S. Stores’ sales could suffer, which could materially and adversely affect their business and financial condition and cause the U.S. Stores to have additional working capital needs. However, the U.S. Stores cannot predict whether or how long the higher inflation rates will persist. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The operating entities’ inability to source raw materials or other inputs of an acceptable type or quality could adversely affect their results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

In addition, although the U.S. Stores do not have any operations outside of the U.S. nor any business relationships, connections to, or assets in, Russia, Belarus, or Ukraine, their business, financial condition, and results of operations have been, and could continue to be, indirectly and adversely affected by the ongoing military conflict between Russia and Ukraine. Such impact arises from: (i) volatility in the global supply of wheat, corn, barley, sunflower oil, and other agricultural commodities; (ii) higher food prices due to supply constraints and the general inflationary impact of the war; (iii) increases in energy prices globally, in particular for electricity and fossil fuels, such as crude oil and natural gas, and related transportation, freight, and warehousing costs; and (iv) disruptions to logistics and supply chains. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC Stores and the U.S. Stores are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Their business, financial condition, and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

The impact of supply chains of the U.S. Stores from rising inflation and geopolitical tensions primarily consists of (i) higher purchase prices and fuel, freight, and warehousing costs for raw materials and other products, (ii) delays in the manufacturing, processing, and transportation of raw materials and other products; and (iii) logistics and operational disruptions. Future interruptions or friction in the supply chains of the U.S. Stores, as well as anticipation of interruptions or friction, may cause them to be unable to meet customer demand, retain extra inventory, and make operational plans with less precision. Each of these impacts, if the U.S. Stores are affected more than their competitors, could materially and adversely affect their business, adversely impact their prices and/or margins, and cause them to have additional working capital needs.

In 2022, to mitigate the increases in costs and expenses described above, the U.S. Stores implemented more stringent and accurate inventory management and upgraded their menus to introduce new products, such as the cocktail products, with higher prices and increase the prices of existing products. However, if the costs and expenses described above continue to increase, there can be assurance that the U.S. Stores can continue to increase prices to maintain their margins. Lower margins could adversely impact the profitability of the businesses of the U.S. Stores. If the amounts the U.S. Stores charge their customers increase at a rate that is either unaffordable to their customers or insufficient to compensate for the rise in their material costs and operational expenses, their business may be materially and adversely affected, their product margin may deteriorate, and they may have additional working capital needs. We do not believe that such mitigation efforts have introduced any other new material risks, including, but not limited to, those related to product quality or reliability or regulatory approval. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The inability of the PRC Stores and the U.S. Stores to pass on price increases for materials or other inputs to their customers could adversely affect our results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference. In order to mitigate the potential adverse impact of price increases on their financial condition and results of operations, the U.S. Stores plan to continue to improve their operating efficiency and further strengthen their bargaining power with their suppliers through the continued expansion of their store network.

Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. Pursuant to the PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules, any dividends paid by Xinjiang United Family to Jenyd will be subject to a withholding tax rate of 10%. However, if Jenyd is determined by the relevant PRC tax authority to have satisfied the relevant conditions and requirements under the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (“Double Tax Avoidance Arrangement”) and other applicable laws, the 10% withholding tax on the dividends Jenyd receives from Xinjiang United Family may be reduced to 5%. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Current PRC regulations permit our indirect PRC subsidiary to pay dividends to Jenyd only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares or Class B Ordinary Shares.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies, without prior approval of State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Specifically, without prior approval of SAFE, cash generated from the operations in PRC may be used to pay dividends to our Company. As of the date of this prospectus, our PRC subsidiary, Xinjiang United Family, has conducted the foreign exchange registration related to our Company under the existing PRC foreign exchange regulations, which enables our PRC subsidiary to legally distribute their earnings to our Company.

Our Company’s ability to settle amounts owed under the VIE Agreements relies upon payments made from the VIEs to Xinjiang United Family in accordance with the VIE Agreements. For services rendered to the UFG Entity by Xinjiang United Family under the Exclusive Service Agreement, Xinjiang United Family is entitled to collect a service fee equal to the net profit after tax of the UFG Entity. Pursuant to the Call Option Agreement, Xinjiang United Family may at any time and under any circumstances, require the UFG Operator to transfer, at its discretion, to the extent permitted under PRC law, all or part of the UFG Operator’s assets in the UFG Entity to Xinjiang United Family (or its designee). For restrictions and limitations on our ability to settle amounts owed under the VIE Agreements, please see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government determines that the VIE Agreements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIEs, and our Class A Ordinary Shares may decline in value or become worthless” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our IPO.

We intend to take advantage of all of these reduced reporting requirements and exemptions, other than the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Following the completion of this offering, not taking into account the Class A Ordinary Shares that are issuable upon the Series A Warrants or the Series B Warrants, our chairman of the board of directors and chief executive officer, Mr. Gang Li, will hold approximately 89.1% of the aggregate voting power of our issued and outstanding ordinary shares and will be able to determine all matters requiring approval by our shareholders. As such, we will continue to be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market—Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” and in “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

THE OFFERING

Units offered by us	16,000,000 Units, based on the public offering price of $0.50 per Unit, with each unit consisting of one Class A Ordinary Share, or, in lieu thereof, one Pre-Funded Warrant; one Series A Warrant; and one Series B Warrant.

Shares offered by us	16,000,000 Class A Ordinary Shares included in the Units, up to 16,000,000 Pre-Funded Warrants, up to 32,000,000 Class A Ordinary Shares underlying the Pre-Funded Warrants and the Series A Warrants, and up to 75,000,000 Class A Ordinary Shares issuable upon exercise of the Series B Warrants at a zero exercise price.

Warrants offered by us

16,000,000 Series A Warrants and 16,000,000 Series B Warrants.

The Series A Warrants and the Series B Warrants will become exercisable beginning on the Initial Exercise Date at an exercise price of $0.525. A holder of the Series B Warrants may also effect the zero exercise price option at any time while the Series B Warrants are outstanding. Under the zero exercise price option, the holder of the Series B Warrants, has the right to receive the number of Class A Ordinary Shares as set forth in the applicable Series B Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. The Series A Warrants and the Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date. See “Description of Securities – Series A Warrants” and “Description of Securities – Series B Warrants”

We are also registering the issuance of up to 91,000,000 Class A Ordinary Shares underlying the Series A Warrants and the Series B Warrants.

Pre-Funded Warrants offered by us

Up to 16,000,000 Pre-Funded Warrants.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Class A Ordinary Shares, 16,000,000 Pre-Funded Warrants to purchasers whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share. The purchase price of each Pre-Funded Warrant is equal to the price per Class A Ordinary Share being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

We are also registering the issuance of up to 16,000,000 Class A Ordinary Shares underlying the Pre-Funded Warrants.

Class A Ordinary Shares outstanding prior to the offering	21,629,707 Class A Ordinary Shares

Class A Ordinary Shares to be outstanding after the offering	37,629,707 Class A Ordinary Shares (assuming no sale of any Pre-Funded Warrants and none of the Series A Warrants and the Series B Warrants issued in this offering are exercised). To the extent Pre-Funded Warrants are sold, the number of Class A Ordinary Shares sold in this offering will be reduced on a one-for-one basis.

Use of proceeds

We estimate the net proceeds from this offering to us will be approximately $7.0 million, after deducting the estimated placement agent fees and expected offering expenses payable by us, and none of the Series A Warrants and the Series B Warrants issued in this offering are exercised.

We currently intend to use the net proceeds to us from this offering to open new stores in China and in the U.S. See “Use of Proceeds” beginning on page 25.

Listing symbol

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “CHSN.”

There is no established public trading market for Pre-Funded Warrants, the Series A Warrants or the Series B Warrants or the Pre-Funded Warrants, and we do not intend to list these securities on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will be limited.

Offering price	$0.50 per Unit (consisting of one Class A Ordinary Share (or Pre-Funded Warrant in lieu thereof), one Series A Warrant and one Series B Warrant).

Transfer Agent	Transhare Corporation

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section set forth in this prospectus before deciding whether or not to invest in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

Additionally, we are also subject to the following risk factors.

If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

On March 10, 2025, we received a notice from the Listing Qualifications Department of Nasdaq notifying the Company that based upon the closing bid price of the Class A Ordinary Shares of the Company for the last 30 consecutive business days, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2) to maintain a minimum bid price of $1 per share. Nasdaq has provided the Company with an 180 calendar days compliance period, or until September 8, 2025, in which to regain compliance with Nasdaq continued listing requirement. The details of the bid price deficiency are described in the report of foreign private issuer on Form 6-K filed with the SEC on March 13, 2025 (File No. 001-41663), which is incorporated by reference herein. Given that a substantial number of Class A Ordinary Shares will be sold in this Offering, this Offering could cause the bid price of our Class A Ordinary Shares to remain below the minimum bid price of $1 per share.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s continued listing requirement, including, among other things, to effect a share consolidation. At our extraordinary general meeting of shareholders held on March 12, 2025, our shareholders adopted resolutions where, conditional upon approval of our board of directors in its sole discretion, with effect as of the date it may determine, the authorized, issued and outstanding ordinary shares of the company be consolidated by consolidating each 250 ordinary shares, or such lesser whole share amount as our board of directors may determine in its sole discretion, such amount not to be less than 2, into 1 ordinary share, with such consolidated ordinary shares having the same rights and being subject to the same restrictions (save as to nominal value) as the existing ordinary shares of such class as set out in our memorandum and articles of association. As of the date of this prospectus, our board of directors is still evaluating the ratio of the share consolidation and other options to regain compliance.

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to fund our business plan. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into our Class A Ordinary Shares, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

This offering grants our management broad discretion in the application of the net proceeds. There are no contractual restrictions on how the management can allocate the net proceeds from this offering, which may be used at their discretion for general corporate purposes, including but not limited to, working capital, operational expenses, expansion of our business, and repayment of debt. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior suitability rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our Class A Ordinary Shares, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our Class A Ordinary Shares, reducing a shareholder’s ability to resell Class A Ordinary Shares.

An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies and risks. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing securities.

We may use the proceeds of this offering in ways with which you may not agree.

Our management will have considerable discretion in deciding how to apply the proceeds of this offering. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of our Class A Ordinary Shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

There is no public market for the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants.

The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants offered in this offering are not and will not be listed on any securities exchange. Also, we do not intend to apply to have the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants listed on any securities exchange. Consequently, there is no established public trading market for the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants, and we do not intend to list the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants on any national securities exchange or trading system. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our Class A Ordinary Shares for which these warrants are exercisable. Investors should be prepared to bear the risk of investment in the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants indefinitely.

There is no voting rights for the Pre-Funded Warrants, the Series B Warrants and the Series B Warrants.

Holders of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will not have the same voting rights as those associated with our ordinary shares and may have no voting rights with respect to the shares underlying the warrants until such shares are acquired upon exercise of the warrants. As a result, if such holders do not exercise their warrants, they will not have any influence over matters requiring shareholder approval during the period they hold the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, as applicable.

Ownership interests of existing shareholders will be significantly diluted by the exercise of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants.

The exercise of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will increase the number of ordinary shares issued and outstanding, which will significantly dilute the ownership interests of existing shareholders. The amount of dilution, or the reduction in value to existing ordinary shares, is determined by the amount of shares ultimately obtained upon the exercise of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants relative to the number of ordinary shares outstanding at the time of exercise.

If the holders of the Series B Warrants elect to exercise such Series B Warrants using the zero exercise price option, shareholders will suffer substantial dilution without the receipt of additional offering proceeds.

The Series B Warrants contain a zero exercise price option provision which provides that a holder may effect a “zero exercise price option” at any time while the Series B Warrants are outstanding following the Initial Exercise Date. Under the zero exercise price option, the holder of the Series B Warrants, has the right to receive the number of Class A Ordinary Shares set forth in the applicable Series B Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. We do not expect to receive any proceeds from the zero exercise price option of the Series B Warrants because it is highly unlikely that a holder of the Series B Warrants would elect to exercise the Series B Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Series B Warrants (including the zero exercise price option) shall not exceed 75,000,000. As such, holders of the Series B Warrants may elect to be issued up to 75,000,000 Class A Ordinary Shares upon the zero exercise price option. This multiplier effect could result in a substantially larger number of shares being issued, leading to a greater degree of dilution and potentially decreasing the value of existing shareholders’ investments.

The terms of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants may be adjusted.

The terms of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, including the exercise price and the number of Class A Ordinary Shares issuable upon exercise, may be adjusted in certain circumstances, including in the event of share dividends, share splits, and similar transactions. While adjustments are generally intended to prevent dilution for holders of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, there is no assurance that such adjustments will fully protect the value of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants.

Additionally, we may redeem the Series A Warrants and the Series B Warrants for a nominal price upon 30 days’ prior notice to such holders in certain circumstances. In the event that the trading price of the Class A Ordinary Shares is then lower than the applicable exercise price, or if the trading price of the Class A Ordinary Shares decreases to below the applicable exercise price due to large amounts of investors exercising their the Series A Warrants and the Series B Warrants at such time, or the market’s expectation that such exercises will occur, then the Series A Warrants and the Series B Warrants may be “out-of-the-money” and you may choose not to exercise them prior to redemption by us.

The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants have beneficial ownership limitations.

An investment in the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. The terms of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants prohibit any single holder from exercising the warrants if such exercise would result in the holder beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our outstanding Class A Ordinary Shares immediately after the exercise, as elected by the holder at the time of issuance of the warrants. This limitation may also hinder the holder’s ability to exercise the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants when it may be most advantageous to do so, which could affect the value of their investment.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable and will have no expiration date and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrant.

If the holders of the Series A Warrants and Series B Warrants elect to exercise such warrants using the cashless exercise option, we may not receive any meaningful amount of additional funds upon the exercise of the Series A Warrants and the Series B Warrant.

The Series A Warrants and the Series B Warrants contain an cashless exercise provision which provides that a holder may effect a “cashless exercise”, if at the time of any exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the warrant shares to the holder. Under the cashless exercise option, the holder of the Series A Warrants and the Series B Warrants shall be entitled to receive a number of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where (A) = trading price calculated based on provided formula; (B) = the exercise price of the Series A Warrants and the Series B Warrants, as adjusted hereunder; and (X) = the number of warrant shares that would be issuable upon exercise of such warrant by means of a cash exercise. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series A Warrants and Series B Warrants is 16,000,000. Accordingly, we will not receive any or any meaningful additional funds upon the cashless exercise of the Series A Warrants and the Series B Warrants.

Certain existing shareholders have control over our Company and their interests may not be aligned with the interests of our other shareholders.

Mr. Gang Li, our Chairman, owns an aggregate of 93.80% of the total voting power of our outstanding shares as of the date of this prospectus. As a result, they have control over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the Class A Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Class A Ordinary Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth and expansion plan, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our ability to continue to operate through the VIE structure;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand awareness;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the bakery industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the U.S. and provides significantly less protection for investors than the U.S. Additionally, Cayman Islands companies may not have standing to sue in the federal courts of the U.S.

Most of our operations are conducted in the PRC and most of our assets are located in the PRC. In addition, substantially all of our directors and officers are nationals or residents of the PRC and a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

We have appointed George Chanson (NY) Corp. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the U.S. federal securities laws or securities laws of any U.S. state or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Dacheng, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state or (ii) entertain original actions brought in the PRC against us or our directors or officers predicated upon the U.S. federal securities laws or securities laws of any U.S. state.

Ogier (Cayman) LLP has further advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Dacheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the U.S. for the mutual recognition and enforcement of court judgments. Dacheng has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $7.0 million, after deducting the placement agent’s commissions, the non-accountable expense allowance, and estimated offering expenses payable by us, and none of the Series A Warrants and the Series B Warrants issued in this offering are exercised. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We plan to use all of the net proceeds we receive from this offering to open new stores in China and in the U.S., and the specific allocation of net proceeds to each market will be based on market conditions.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus.

DIVIDEND POLICY

For cash transfers and transfers of other assets between our Company, our subsidiaries, and the VIEs, see “Item 3. Key Information—Asset Transfers Between Our Company, Our Subsidiaries, and the VIEs” in our 2024 Annual Report, which is incorporated by reference into this prospectus

For our policy on dividend distributions, see “Item 3. Key Information—Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences” in our 2024 Annual Report, which is incorporated by reference into this prospectus

DILUTION

If you invest in the securities being offered in this offering, your ownership interest will be increased to the extent of the difference between the public offering price per share of our Class A Ordinary Shares and our pro forma as-adjusted net tangible book value per Class A Ordinary Share immediately after this offering. Such increase results from the fact that the public offering price per Class A Ordinary Share is substantially lower than the pro forma as-adjusted net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Our net tangible book value as of December 31, 2024, was $0.67 per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the public offering price per Class A Ordinary Share and after deducting the estimated offering expenses payable by us.

After giving effect to the issuance and sale of 16,000,000 Class A Ordinary Shares offered in this offering at the public offering price of $0.50 per Unit, after deducting the placement agent commissions, the non-accountable expense allowance and the estimated offering expenses payable by us and excluding the Class A Ordinary Shares underlying the Pre-Funded Warrants the Series A Warrants and the Series B Warrants, and none of the Series A Warrants and the Series B Warrants in this offering are exercised, our pro forma as-adjusted net tangible book value as of December 31, 2024 would have been approximately $0.58 per ordinary share. This represents an immediate decrease in net tangible book value of $0.09 per ordinary share to the existing shareholders, and an immediate increase in net tangible book value of $0.08 per ordinary share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates such dilution:

Per Share Post-Offering(1)
Offering price per Unit	$0.50
Net tangible book value per ordinary share as of December 31, 2024	$0.67
Decrease in net tangible book value per ordinary share attributable to this offering	$0.09
Pro forma net tangible book value per ordinary share immediately after this offering	$0.58
Increase in net tangible book value per ordinary share to new investors participating in this offering	$0.08

(1)	Assumes net proceeds of $7.0 million from this offering of 16,000,000 Class A Ordinary Shares at the offering price of $0.50 per Unit, calculated as follows: gross offering proceeds of $8.0 million, less placement agent commissions of $600,000, the non-accountable expense allowance of $80,000, and offering expenses of approximately $361,857, and none of the Series A Warrants and the Series B Warrants in this offering are exercised.

The number of our ordinary shares to be outstanding after this offering is based on 37,629,707 Class A Ordinary Shares and 5,670,000 Class B Ordinary Shares, and excludes any Class A Ordinary Shares underlying the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of December 31, 2024; and

●	on a pro forma basis giving effect to the sale of 16,000,000 Class A Ordinary Shares by us in this offering (assuming no sale of any Pre-Funded Warrants and none of the Series A Warrants and the Series B Warrants to purchase Class A Ordinary Shares issued in this offering are exercised) at a public offering price of $0.50 per Unit after deducting placement agent commissions, the non-accountable expense allowance, and estimated offering expenses payable by us.

As of the date of this prospectus, 21,629,707 Class A Ordinary Shares and 5,670,000 Class B Ordinary Shares are issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included or incorporated by reference in this prospectus.

	As of December 31, 2024
	Actual	Pro Forma
	$	$
Shareholders’ Equity:
Ordinary shares, $0.001 par value, 5,000,000,000 shares authorized; 27,299,707 shares issued and outstanding as of December 31, 2024
Class A ordinary share, $0.001 par value, 4,400,000,000 shares authorized; 21,629,707 and 37,629,707 shares issued and outstanding as of December 31, 2024 – on an actual and pro forma basis, respectively	21,629	37, 629
Class B ordinary share, $0.001 par value, 600,000,000 shares authorized; 5,670,000 shares issued and outstanding as of December 31, 2024 - on an actual and pro forma basis	5,670	5,670
Additional paid-in capital	17,724,592	24,666,7 35
Statutory reserve	661,924	661,924
Retained earnings (accumulated deficit)	391,338	391,338
Accumulated other comprehensive loss	(379,707)	(379,707)
Total Shareholders’ Equity	18,425,446	25,383,589
Total Capitalization	$18,425,446	$25,383,589

CORPORATE HISTORY AND STRUCTURE

We are an exempted company with limited liability incorporated and registered under the laws of the Cayman Islands on July 26, 2019. Our principal executive offices are located at B9 Xinjiang Chuangbo Zhigu Industrial Park, No.100 Guangyuan Road, Shuimogou District, Urumqi, Xinjiang, China, and our phone number is +86-0991-2302709. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002 Cayman Islands, and the phone number of our registered office is +1-345-949-8599. We maintain corporate websites at www.ir.chanson-international.net, www.patisseriechanson.com, and www.thymebarnyc.com. The information contained in, or accessible from, our websites or any other website does not constitute a part of this prospectus. Our agent for service of process in the U.S. is George Chanson (NY) Corp., located at 41 Madison Avenue, New York, NY 10010.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

For a description of our history, development and structure, please read “Item 4. Information on the Company—A. History and Development of the Company” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2024, 2023, please read “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company—B. Business Overview” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

REGULATIONS

For a description of significant rules and regulations that affect our business or our shareholders’ rights to receive dividends and other distributions from us, please read “Item 4. Information on the Company—B. Business Overview—Regulations” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares or Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 21,629,707 Class A Ordinary Shares and 5,670,000 Class B Ordinary Shares outstanding as of the date of this prospectus. The percentage of beneficial ownership in the table below after this offering is based on 37,629,707 Class A Ordinary Shares outstanding after the closing of this offering, not taking into account the Class A Ordinary Shares that are issuable upon the Series A Warrants or the Series B Warrants.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Prior to this Offering					After this Offering
	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power*	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power*
	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers (1):
Gang Li (3)	2,700,000	12.5	5,670,000	100.0	93.8	2,700,000	5.8	5,670,000	100.0	89.1
Jihong Cai (4)	270,000	1.2	—	—	*	270,000	*	—	—	*
Yong Du	—	—	—	—	—	—	—	—	—	—
Shuaiheng Zhang	—	—	—	—	—	—	—	—	—	—
Jie Li	—	—	—	—	—	—	—
Jin Wang	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (six individuals):	2,970,000	13.7	5,670,000	100.0	93.9	2,970,000	6.4	5,670,000	100.0	89.2

5% Shareholders:
Danton Global Limited (3)	2,700,000	12.5	5,670,000	100.0	93.8	2,700,000	5.8	5,670,000	100.0	89.1
Wang Gehuang (5)	1,838,452	11.2	—	—	*	1,838,452	3.9	—	—	*
Zhou Yingjia (6)	1,639,645	10.0	—	—	*	1,639,645	3.5	—	—	*
Kong Yong (7)	2,016,762	12.2	—	—	*	2,016,762	4.3	—	—	*
Zhang Minghui (8)	1,972,840	11.8	—	—	*	1,972,840	4.2	—	—	*
Wei Xiushen (9)	1,627,347	9.9			*	1,627,347	3.5			*

*	Less than 1%

Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class. Each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per one Class B Ordinary Share.

The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately.

(1)	Unless otherwise indicated, the business address of each of the individuals is No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang, China.

(2)	Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class. Each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per one Class B Ordinary Share.

(3)	Represents 2,700,000 Class A Ordinary Shares and 5,670,000 Class B Ordinary Shares held by Danton Global Limited, a British Virgin Islands company, which is 100% owned by Mr. Gang Li. The registered address of Danton Global Limited is 3rd Floor, J & C Building, Road Town, Tortola, British Virgin Islands, VG1110.

(4)	Represents 270,000 Class A Ordinary Shares held by Haily Global Limited, a British Virgin Islands company, which is 100% owned by Ms. Jihong Cai. The registered address of Haily Global Limited is 3rd Floor, J & C Building, Road Town, Tortola, British Virgin Islands, VG1110.

(5)	Information regarding beneficial ownership is based on the information contained in Schedule 13G/A filed by Wang Gehuang, whose address is No.153, Wang Jia Wan Zu, Wang Jia Wan Cun, Yun Hu Qiao Zhen, Xian Tan County, Hunan Province, China 411100, with the SEC on September 27, 2024.

(6)	Information regarding beneficial ownership is based on the information contained in Schedule 13G/A filed by Zhou Yingjia, whose address is 28F, Block A, Yuan Zhong Hua Yuan, 6 Yuan Ling Si Street, Fu Tian District, Shenzhen City, Guangdong Province, China 518000, with the SEC on September 27, 2024.

(7)	Information regarding beneficial ownership is based on the information contained in Schedule 13G/A filed by Kong Yong, whose address is Group 3, Ping’ao Village, Shadui Town, Tongcheng County, Hubei Province, China 437400, with the SEC on September 27, 2024.

(8)	Information regarding beneficial ownership is based on the information contained in Schedule 13G filed by Zhang Minghui, whose address is No.2713, Block 2, Jin Run Dong Fang Gong Yu, 3 Da Ya Wan Road, Da Ya Wan District, Huizhou City, Guangdong Province, China 516200, with the SEC on September 24, 2024.

(9)	Information regarding beneficial ownership is based on the information contained in Schedule 13G/A filed by Wei Xiushen, whose address is 22 Fourth Avenue, Singapore 268663, with the SEC on September 27, 2024.

As of the date of this prospectus, (i) approximately 98.8% of our issued and outstanding Class A Ordinary Shares are held by two record holders in the United States, Danton Global Limited, a British Virgin Islands company which is 100% owned by Mr. Gang Li, and Cede & Co, and (ii) 100% of our issued and outstanding Class B Ordinary Shares are held by one record holder in the United States, Danton Global Limited.

To our knowledge, the Company is not directly or indirectly owned or controlled by another corporation(s), by any foreign government, or by any other natural or legal person(s) severally or jointly other than Mr. Gang Li. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

For our related party transaction during the year ended December 31, 2024, please read “Item 7. Major Shareholders And Related Party Transactions” in our 2024 Annual Report, which both are incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

Cayman Islands Exempted Company

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, which will become effective upon or before the completion of this offering, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (2021 Revised) of the Cayman Islands, or the “Cayman Companies Act,” on July 26, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, our authorized share capital is US$5,000,000 divided into 4,400,000,000 Class A Ordinary Shares of US$0.001 par value each and 600,000,000 Class B Ordinary Shares of US$0.001 par value each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CHSN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and 50 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Class A Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Class A Ordinary Shares or Class B Ordinary Shares to another person by completing an instrument of transfer in a common form or, with respect to Class A Ordinary Shares, in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Class A Ordinary Shares or Class B Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Class A Ordinary Shares or Class B Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share or Class B Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Class A Ordinary Shares or Class B Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share or Class B Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share or Class B Ordinary Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Class A Ordinary Shares or Class B Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A Ordinary Share or Class B Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have Class A Ordinary Shares outstanding. All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which will equal approximately 436,297 Class A Ordinary Shares immediately after this offering,; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Plan of Distribution—Lock-Up Agreements.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering in a best-efforts offering the Units at the assumed initial public offering price of $0.50 per Unit. Each Unit consists of one Class A Ordinary Share (or a Pre-Funded Warrant in lieu thereof), one Series A Warrant and one Series B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares or the Pre-Funded Warrants in lieu thereof can each be purchased in this offering only with the accompanying the Series A Warrants and the Series B Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

The Pre-Funded Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by the filed exhibit.

Prospective investors should carefully review the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Class A Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-Funded Warrants is to enable prospective investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and have the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per Class A Ordinary Shares equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event that (i) we effect a merger or consolidation where another entity or group acquires more than 50% of our voting power of the shares, (ii) we sell or dispose of all or substantially all of our assets, (iii) purchase offer, tender offer or exchange offer are accepted by holders of more than 50% of our voting power of the shares, (iv) we effect any reclassification, reorganization or recapitalization of our Class A Ordinary Shares or any compulsory share exchange, or (v) we consummate a stock or share purchase agreement or other business combination where another entity or group acquires more than 50% of our voting power (each a “fundamental transaction”), then the holders of the Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such fundamental transaction (the “alternate consideration”). The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Pre-Funded Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Pre-Funded Warrants and, at the holder’s option, deliver a security substantially similar to the Pre-Funded Warrants that protects the economic value of the Pre-Funded Warrants.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of Class A Ordinary Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants, the Pre-Funded Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise of the Pre-Funded Warrant.

Warrant Certificate

The Pre-Funded Warrants will be issued in certificated form.

Series A Warrants

The Series A Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of Series A Warrant for a complete description of the terms and conditions applicable to the Series A Warrant.

Exercise Price

The exercise price per Class A Ordinary Share purchasable upon exercise of the Series A Warrant is $0.525 per share. The exercise price of the Series A Warrant was determined based on negotiations with the placement agent on behalf of the prospective investors in this offering. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

Each Series A Warrant is exercisable at the option of the holder at any time on or after the issuance date until the two and one-half year anniversary of the issuance date.

Each Series A Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Series A Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If and only if at the time of any exercise of the Series A Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares determined according to the formula set forth in the Series A Warrants. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series A Warrants is 16,000,000.

Company Redemption Option

The Series A Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if (i) the daily volume weighted average trading price of the Class A Ordinary Shares of the Company exceeds 250% of the offering price for ten consecutive trading days and (ii) the average daily trading value of the Class A Ordinary Shares of the Company for such ten-trading day period exceeds $150,000, then we may upon 30 days’ notice call for redemption of all or any portion of the Series A Warrants that have not been exercised for consideration equal to $0.0001 per Class A Ordinary Share.

Fundamental Transactions

In the event of a Fundamental Transaction, then the holders of the Series A Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Series A Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Series A Warrants and, at the holder’s option, deliver a security substantially similar to the Series A Warrants that preserves its economic value. Additionally, at the option of holders of the Series A Warrants, exercisable within 30 days after the fundamental transaction (or announcement date, if later), we or any successor entity shall purchase the unexercised portion of the Series A Warrants for cash equal to its Black Scholes value (as provided in the Series A Warrants). However, if such fundamental transaction is not within our control (including not approved by our Board), holders will only be entitled to receive the same type of consideration that is being offered to shareholders, at the Black Scholes value of the unexercised portion of the Series A Warrants.

Transferability

Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Series A Warrants, and we do not intend to list the Series A Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series A Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Series A Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Series A Warrant, the Series A Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Series A Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Series A Warrants may be amended or waived with our written consent and the written consent of the holders of at least two-thirds of the Class A Ordinary Shares underlying the Series A Warrants then outstanding without giving effect to any beneficial ownership limitations.

Warrant Certificate

The Series A Warrants will be issued in certificated form.

Series B Warrants

The Series B Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of the Series B Warrant for a complete description of the terms and conditions applicable to the Series B Warrant.

Exercise Price

The exercise price per Class A Ordinary Share purchasable upon exercise of the Series B Warrant is $0.525 per share. The exercise price of the Series B Warrant was determined based on negotiations with the placement agent on behalf of the prospective investors in this offering. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

Each Series B Warrant is exercisable at the option of the holder at any time on or after the issuance date until the two and one-half year anniversary of the issuance date.

Each Series B Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise or zero exercise price option as discussed below).

A holder may not exercise any portion of the Series B Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise and Zero Exercise Price Option

If and only if at the time of any exercise of the Series B Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Series B Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares determined according to the formula set forth in the Series B Warrants. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series B Warrants is 16,000,000.

A holder may also effect a “zero exercise price option” at any time while the Series B Warrants are outstanding. Under the zero exercise price option, the holder of the Warrants, has the right to receive the number of Class A Ordinary Shares as set forth in the applicable Series B Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. We do not expect to receive any proceeds from the zero exercise price option of the Series B Warrants because it is highly unlikely that a holder of the Series B Warrants would elect to exercise the Series B Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Series B Warrants (including the zero exercise price option) shall not exceed 75,000,000. As such, holders of the Series B Warrants may elect to be issued up to 75,000,000 Class A Ordinary Shares upon the zero exercise price option.

Company Redemption Option

The Series B Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if (i) the daily volume weighted average trading price of the Class A Ordinary Shares of the Company exceeds 250% of the offering price for ten consecutive trading days and (ii) the average daily trading value of the Class A Ordinary Shares of the Company for such ten-trading day period exceeds $150,000, then we may upon 30 days’ notice call for redemption of all or any portion of the Series B Warrants that have not been exercised for consideration equal to $0.0001 per Class A Ordinary Share.

Fundamental Transactions

In the event of a Fundamental Transaction, then the holders of the Series B Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Series B Warrant will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Series B Warrants and, at the holder’s option, deliver a security substantially similar to the Series B Warrants that preserves its economic value. Additionally, at the option of holders of the Series B, exercisable within 30 days after the fundamental transaction (or announcement date, if later), we or any successor entity shall purchase the unexercised portion of the Series B Warrants for cash equal to its Black Scholes value (as provided in the Series B Warrants). However, if such fundamental transaction is not within our control (including not approved by our Board), holders will only be entitled to receive the same type of consideration that is being offered to shareholders, at the Black Scholes value of the unexercised portion of the Series B Warrants.

Transferability

Subject to applicable laws, a Series B Warrant may be transferred at the option of the holder upon surrender of the Series B Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Series B Warrants, and we do not intend to list the Series B Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series B Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Series B Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Series B Warrants, the Series B Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Series B Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Series B Warrants may be amended or waived with our written consent and the written consent of the holders of at least two-thirds of the Class A Ordinary Shares underlying the Series B Warrants then outstanding without giving effect to any beneficial ownership limitations.

Warrant Certificate

The Series B Warrants will be issued in certificated form.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated June 13, 2025, we have engaged Univest Securities, LLC to act as our sole placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investors the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof), the Series A Warrants and the Series B Warrants, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of additional securities to the investors in the initial closing. We expect to hold an initial closing on June 16, 2025. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus. We expect initial delivery of 5,000,000 Class A Ordinary Shares, 11,000,000 Pre-Funded Warrants, 16,000,000 Series A Warrants and 16,000,000 Series B Warrants being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about June 16, 2025.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Series A Warrant and Series B Warrant	Per Pre-Funded Warrant and Accompanying Series A Warrant and Series B Warrant	Total
Public offering price	$0.50	$0.4999	$8,000,000
Placement agent commissions	$0.0375	$0.0375	$600,000
Proceeds, before expenses, to us	$0.4625	$0.4624	$7,400,000

We have agreed to pay to the placement agent commissions equal to 7.5% of the aggregate gross proceeds raised in this offering. We have agreed to pay to the placement agent by deduction from the net proceeds of this offering a non-accountable expense allowance equal to 1.0% of the gross proceeds raised in this offering for its non-accountable expenses.

We have also agreed to pay or reimburse the placement agent up to $150,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s U.S. and local legal counsels, third-party expenses, and travel and communications costs in connection with the offering.

We estimate the total expenses payable by us for this offering to be approximately $1.0 million, which amount includes (i) a placement agent’s commissions of $600,000; (ii) the placement agent’s non-accountable expense allowance in the amount of $80,000 in connection with this offering; and (iii) other estimated expenses of approximately $361,857 which include legal, accounting, printing costs, and various fees associated with the offering of our Class A Ordinary Shares.

Lock-Up Agreements

Our Company, our directors, executive officers, and beneficial owners of 5% or more of our outstanding Class A Ordinary Shares have entered into lock-up agreements. Under these agreements, these parties have agreed, subject to specified exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any Class A Ordinary Shares or Class B Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Class A Ordinary Shares or Class B Ordinary Shares for 90 days from the closing date (as defined in Securities Purchase Agreement) without the prior consent of the placement agent.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including by gift, will, or intestate succession.

Listing

Our Class A Ordinary Shares began trading on the Nasdaq Capital Market under the ticker symbol “CHSN” on March 30, 2023. There is no established public trading market for the Pre-Funded Warrant, the Series A Warrants or the Series B Warrants, and we do not intend to list the Pre-Funded Warrant, the Series A Warrants or the Series B Warrants on any national securities exchange or trading system. We do not plan to list the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide, various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of our securities, whether by way of sale or subscription, in the Cayman Islands. Class A ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published, or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA (where applicable) and Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) (where applicable), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), none of our securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to our securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of our securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of our securities shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any of our securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any of our securities being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that our securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any of our securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase or subscribe for any of our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent’s fees, expected to be incurred in connection with the offer and sale of our securities. Except for the SEC registration fee and the Financial Industry Regulatory Authority Inc. filing fee, all amounts are estimates.

SEC registration fee	$5,932.63
Financial Industry Regulatory Authority Inc. filing fee	$6,312.50
Printing expenses	$7,500.00
Legal fees and expenses	$157,462.50
Miscellaneous	$34,650.00
Total	$211,857.48

We will bear these expenses incurred in connection with the offer and sale of the securities.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Dacheng. BIWL P.C. is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2024 and for the years then ended, incorporated by reference into this prospectus from our 2024 Annual Report, have been so incorporated in reliance on the reports of Assentsure, our independent registered public accounting firm since July 10, 2023. The office of Assentsure is located at 180B Bencoolen Street, #03-01, Singapore 189648.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on April 8, 2025; and

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 24, 2023, the description of securities contained in the exhibit 2.2 to the 2024 Annual Report filed with the SEC on April 4, 2025.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

B9 Xinjiang Chuangbo Zhigu Industrial Park

No. 100 Guangyuan Road, Shuimogou District

Urumqi, Xinjiang, China 830017

+86-0991-2302709

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to the Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and the Class A Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

Chanson International Holding

16,000,000 Class A Ordinary Shares

Up to 16,000,000 Pre-Funded Warrants

16,000,000 Series A Warrants to Purchase Class A Ordinary Shares

16,000,000 Series B Warrants to Purchase Class A Ordinary Shares

Up to 32,000,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants and the Series A
Warrants to Purchase Class A Ordinary Shares

Up to 75,000,000 Class A Ordinary Shares Issuable upon Exercise of the Series B
Warrants to Purchase Class A Ordinary Shares at a Zero Exercise Price

Prospectus

Sole Placement Agent

Univest Securities, LLC

June 13, 2025